SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 27, 2004

                        Commission File Number: 000-50146

                                  Nucotec, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)

                               Nevada 94-3409645
      (State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)

3841 Amador Way, Reno, Nevada                                            89502
------------------------------                                           -----
(Address of principal executive offices)                             (Zip Code)


                                  (775)827-2324
                                  -------------
              (Registrant's Telephone Number, Including Area Code)






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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
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STOCK SPLIT. On April 13, 2004, the Registrant's Board of Directors approved a
50 for 1 stock split of the Registrant's issued and outstanding common stock which shall be effectuated through a dividend of 49 shares for each share of common stock outstanding as of the record date. The Registrant's intent of the stock split is to increase the marketability and liquidity of its common stock and hopefully increase the value of its common stock. The dividend will be payable on April 27, 2004 for shareholders of record on April 26, 2004. After the split, the total number of the Registrant's issued and outstanding shares of common stock will be 6,600,000 shares. The Registrant's common stock will continue to be $0.001 par value. Fractional shares will be rounded upward.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Nucotec, Inc.


April 27, 2004                  By:    /s/ Earl Abbott
                                       ---------------------------------------
                                       Earl Abbott
                                       President and Chief Executive Officer